UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2016, Blonder Tongue Laboratories, Inc. (the “Company”), R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company (“RLD” and with the Company, collectively, “Borrower”), and Santander Bank, N.A. (“Santander”) entered into a Fourteenth Amendment to Revolving Credit, Term Loan and Security Agreement (the “Fourteenth Amendment”), to amend that certain Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by the previous thirteen amendments (as amended to date including the Fourteenth Amendment, collectively, the “Loan Agreement”).

The Fourteenth Amendment extends the termination date of the Loan Agreement and the “Additional Availability Period” under the Loan Agreement from March 1, 2016 to June 1, 2016 and amends certain of the Company’s financial covenants.  In particular, the amended covenants relaxed the previous balance sheet leverage ratio compliance threshold of 1.25:1.00, and will now require that the Company maintain a balance sheet leverage ratio of not more than (i) 1.85 to 1.00 as of December 31, 2015 and (ii) 2.00 to 1.00 as of March 31, 2016.  In addition, the amended covenants relaxed the previous EBITDA compliance threshold and will now require that the Company achieve EBITDA thresholds of not less than (i) negative (-) $3,897,000 as of December 31, 2015 (calculated on a trailing twelve month basis) and (ii) $50,000 as of March 31, 2016 (calculated on a trailing three month basis).  The Fourteenth Amendment also requires that Robert J. Pallé and Carol M. Pallé (the “Lenders”) provide the Company with subordinated loan advances in an aggregate amount (taking into account all prior advances) of  $600,000, not later than March 31, 2016, under the previously-disclosed Senior Subordinated Convertible Loan and Security Agreement between the Company, RLD and the Lenders.  To date, the Lenders have advanced $300,000 to the Company.

The foregoing summary of the Fourteenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourteenth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.  Upon a default under the Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Loan Agreement may be accelerated and Santander may pursue its rights under the Uniform Commercial Code and any other applicable law or in equity.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Fourteenth Amendment to Revolving Credit, Term Loan and Security Agreement, dated March 1, 2016, between Santander Bank, N.A. and Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: March 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourteenth Amendment to Revolving Credit, Term Loan and Security Agreement, dated March 1, 2016, between Santander Bank, N.A. and Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC.

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